July 8, 2010

Alliance Data’s Epsilon Signs Renewal Agreement with
JPMorgan Chase

Alliance Data’s Epsilon business announced today that it has signed a multi-year renewal agreement with New York, N.Y.-based JPMorgan Chase to continue providing digital marketing services in support of JPMorgan Chase’s Credit Card Services group.

An Epsilon client since 2005, JPMorgan Chase is a leading global financial services firm with assets of $2.1 trillion and operations in more than 60 countries. The U.S. consumer and commercial banking businesses serve customers under the Chase brand. Epsilon works with a number of business units within JPMorgan Chase, with Credit Card Services being the largest.

Epsilon provides email marketing campaign management including the set up and deployment of email campaigns. These campaigns include welcome messages, alerts, communications pertaining to the Ultimate Rewards credit card loyalty program, and Chase credit card partner offers.

In addition, Epsilon will continue providing strategic services to increase customer engagement with email campaigns and establish an enhanced customer experience.

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